Grand Toys International, Inc.

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2004

GRAND TOYS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-22372	98-0163743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 Transacanada Highway, Dorval, Quebec, Canada, H9P 1H7

(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (514) 685-2180

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Grand Toys International, Inc.

Item 5. Other Events and Regulation FD Disclosure

On August 17, 2004, Grand Toys International, Inc.(the "Company") issued a press release (the "Press Release") announcing

………The text of the press release follows:

That Grand Toys International, Inc. (Grand US) and Grand Toys International Limited (Grand HK) have completed the proposed reorganization merger in which Grand US has become a subsidiary of Grand HK.   Concurrently, Grand HK also completed the acquisition of Playwell International Limited and the $11 million investment by Centralink Investments Limited.  As a result, the reorganized and recapitalized Grand HK has become the holding company for the operations of Grand US and Playwell.

The reorganization merger has resulted in each outstanding share of common stock of Grand Toys International, Inc. being converted into one American Depositary Share, or ADS, of Grand Toys International Limited.  Beginning on Tuesday, August 17, 2004, the ADSs will be listed for trading on the Nasdaq SmallCap market under the temporary symbol “GRINY.”  Grand expects the symbol to revert to “GRIN” in approximately 20 days. Grand HK’s ADSs are registered under the Securities Exchange Act and Grand HK will be filing periodic reports required by the Exchange Act.

The common stock of Grand US has been delisted effective as of the close of business on August 16, 2004.. Correspondence will be sent to former shareholders of Grand US in the coming days that will outline the procedures for exchanging their shares of Grand US common stock for Grand HK ADSs.

About Grand Toys International, Inc.

Grand US, both directly and through its Canadian subsidiary, Grand Toys Ltd., has engaged in the toy business for over 43 years.  Grand US develops and distributes a wide variety of toys and ancillary items throughout Canada and markets proprietary products in the United States.  Grand US’s business consists of four areas of operation:

•

importing and distributing throughout Canada, on an exclusive and non-exclusive basis, a wide variety of well-known toy and leisure products and ancillary items, including party goods, stationary and accessories;

•

selling toy products and ancillary items featuring popular characters licensed to Grand US;

•

earning commissions on the sale of products represented by Grand US and shipped directly from an overseas vendor to Canadian customers; and

•

selling proprietary products, such as puzzles, arts and crafts, playballs and stationary.

About Playwell International Limited

Playwell International Limited is a Hong Kong limited holding company with four operating subsidiaries:

•

Hong Kong Toy Centre Limited, which develops products for sale under the Playwell brands and supervises the outsourced manufacture of such products, as well as products designed by certain customers for sale under their own brands, by contract manufacturers located primarily in mainland China;

•

Gatelink Mould Engineering Limited, a manufacturer of moulds for Playwell;

•

Great Wall Alliance Ltd., the holder of Playwell trademarks; and

•

Asian World Enterprises, Ltd. which holds certain intellectual property licenses from Walt Disney Company and for Crayola branded products.

Management is in the process of updating the existing Grand’s website, www.grand.com, to include the Playwell International information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND TOYS INTERNATIONAL, INC.

By:  /s/ Tania M. Clarke

   Tania M. Clarke

   President of Finance

Date: August 17, 2004

Grand Toys International, Inc.